UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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METROPOLITAN HEALTH NETWORKS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOUISVILLE, Ky. & BOCA RATON, Fla.—(BUSINESS WIRE)—Humana Inc. (HUM) and Metropolitan Health Networks, Inc. (MDF) today announced that early termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, has been received in connection with Humana’s previously announced pending acquisition of Metropolitan.

Completion of the acquisition remains subject to approval by Metropolitan shareholders and other customary closing conditions. A meeting of the shareholders of Metropolitan to consider approval of the acquisition is scheduled to be held on December 21, 2012. The acquisition is expected to close by the end of the year.

Headquartered in Boca Raton, Fla., Metropolitan is a Medical Services Organization and coordinates medical care for approximately 87,500 Medicare Advantage, Medicaid, and other beneficiaries, primarily in Florida, utilizing a primary care-centric business model.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (“SEC”) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of Humana’s and Metropolitan’s respective SEC filings, as well as the other information that Humana and Metropolitan may provide with respect to the pending merger, a summary of which includes but is not limited to the following:

•

If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in payment patterns and medical cost trends.

•

If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.

•

If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by CMS’s adoption of a new coding set for diagnoses.

•

Humana is involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation and litigation and government requests for information related to certain aspects of its Florida subsidiary operations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs.

•

Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products (and particularly how the ratio may apply to Medicare plans, including aggregation, credibility thresholds, and its possible application to prescription drug plans), lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax and other assessments; financial position, including the company’s ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax and other assessments, including a three-year commercial reinsurance fee, were imposed as enacted, and if Humana is unable to adjust its business model to address these new taxes and assessments, such as through the reduction of the company’s operating costs, there can be no assurance that the non-deductible federal premium tax and other assessments would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•

Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	Any failure to manage administrative costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, neither Humana nor Metropolitan are undertaking to address or update them in future filings or communications regarding their respective business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that Humana and Metropolitan are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana and Metropolitan advise investors to read the following documents as filed by the respective companies with the SEC for further discussion both of the risks they face and their respective historical performance:

•	Form 10-Ks for the year ended December 31, 2011;

•	Form 10-Qs for the quarters ended March 31, 2012; June 30, 2012; and September 30, 2012;

•	Form 8-Ks filed during 2012.

In addition to the foregoing, Metropolitan investors and others are cautioned that (i) Metropolitan and Humana may not be able to complete the proposed transaction on the terms contained in the merger agreement,, or at all, due to a number of factors, including but not limited to as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and Metropolitan will incur significant fees and expenses regardless of whether the merger is consummated; (ii) if the merger is not consummated under certain specified circumstances, Metropolitan may be required to pay Humana a termination fee plus reimbursement for fees and expenses and (iii) the consummation of the merger is subject to satisfaction of the closing conditions to the proposed merger, including approval of the pending transaction by the shareholders of Metropolitan.

Additional Information about this Transaction

In connection with the pending transaction with Humana, on November 26, 2012, Metropolitan filed with the SEC a definitive proxy statement and commenced the mailing of the definitive proxy statement to Metropolitan’s shareholders of record as of the record date of

November 16, 2012. METROPOLITAN URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PENDING TRANSACTION IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other related documents filed by Metropolitan with the SEC at the SEC’s website at www.sec.gov. The proxy statement and the other documents filed by Metropolitan with the SEC may also be obtained for free by accessing Metropolitan’s website at www.metropolitanhealthnetworks.com and clicking on the “Investors” link then clicking on the link for “SEC Filings”.

Copies of the proxy statement and Metropolitan’s other filings with the SEC can also be obtained, free of charge, by directing a request to Metropolitan, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 Attention: Al Palombo.

Participants in this Transaction

Metropolitan and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Metropolitan in favor of the pending transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction is set forth in the definitive proxy statement filed by Metropolitan with the SEC on November 26, 2012. You can find information about Metropolitan’s executive officers and directors in its definitive proxy statement filed with the SEC on May 3, 2012. You can obtain free copies of these documents by directing a request to Metropolitan, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 Attention: Al Palombo.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information

About Metropolitan Health Networks, Inc.

Metropolitan is a growing health care company that provides and coordinates comprehensive health care services for Medicare Advantage, Medicaid, and other customers through its primary care-centric businesses, MetCare of Florida, Inc., Continucare Corporation, and Symphony Health Partners, Inc. Metropolitan currently owns and operates 35 medical centers and contracts with a network of independent primary care practices. To learn more about Metropolitan Health Networks, Inc., please visit its website at www.metropolitanhealthnetworks.com.

Contact:

Humana Corporate Communications

Tom Noland, 502-580-3674

tnoland@humana.com

or

Metropolitan Health Networks Corporate Communications

Al Palombo, 561-805-8511

apalombo@metcare.com